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                                                                   EXHIBIT 10.49

                  ALLIANCE TERMINATION AND AMENDMENT AGREEMENT


This Agreement is entered into effective as of July 19, 2002 by and between BECHTEL CORPORATION ("Bechtel") and PROBEX CORP. ("Probex") (together the "Parties" and each individually a "Party").

RECITALS:

A. The Parties entered into an Alliance Agreement dated as of January 31, 2001 (the "Alliance Agreement") for the purpose of collaborating in the development and construction of used oil refining projects using the Probex proprietary Pro Terra(R) Process, which includes Bechtel's proprietary MP Refining(SM) Process.

B. The Parties have also entered into the following other agreements (collectively, the "Other Joint Agreements"):

         (1) Master Agreement for Licensing of Bechtel MP Refining(SM) Process and Process Engineering for Multiple Plants, dated February 28, 2000 (the "Master License Agreement");

         (2) License Agreement for Use of Bechtel MP Refining(SM) Process, dated February 28, 2000 (the "Wellsville License Agreement");

         (3) Solvent Finishing Unit Technical Services Agreement, dated February 28, 2000 (the "Wellsville Finishing Unit TSA"); and

         (4) Wellsville Plant Process Engineering and Technical Services Agreement, dated February 28, 2000 (the "Wellsville TSA") (the Wellsville Finishing Unit TSA and the Wellsville TSA together the "TSAs" and each individually a "TSA").

C. Despite considerable efforts, the Parties failed to reach final agreement on a contract for Bechtel to provide EPC services to Probex and were, therefore, unable to successfully implement the Alliance Agreement to meet each Party's reasonable commercial expectations. It is, therefore, the intent of the Parties to terminate the Alliance Agreement, except as specifically provided for herein.

D. Although the Parties intend to terminate the Alliance Agreement, they intend to continue to work together under the terms and conditions of the Other Joint Agreements. The Parties are amending each of the Other Joint Agreements to reflect the terms of this Agreement.

E. Notwithstanding the termination of the Alliance Agreement, the Parties have entered into this Agreement in order to proceed to work in a cooperative manner under the Other Joint Agreements, to facilitate the completion of Probex's used



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         oil refining facility in Wellsville Ohio (the "Wellsville Project")
         with Petrofac LLC as EPC contractor for the Wellsville Project and to settle all outstanding payments due under the TSAs.

         NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Any capitalized term used in this Agreement and not defined herein shall have the meaning defined in the Alliance Agreement or in the Other Joint Agreement(s) referenced. In addition, the following terms are defined as follows:

         "AAA" means the American Arbitration Association.

         "Developed Data" means the Pretreatment Stage Developed Data and IP Rights, the Distillation Stage Developed Data and IP Rights, and the Balance of Plant Developed Data and IP Rights, individually or collectively, as the context may require.

         "Financial Closing on the Wellsville Project" means satisfaction of all conditions precedent and initial disbursement under the loan agreements entered into by Probex Wellsville, L.P. for the construction financing of the Wellsville Project.

         "Probex's EPC Contractor" means the contractor chosen by Probex to engineer, design, and build the Wellsville Project.

         "Protected Technology" means the Bechtel Background Data and IP Rights (as provided for in Section 1.2(a) of Exhibit 1 to the Alliance Agreement), the Probex Background Data and IP Rights (as provided for in Section 1.2(b) of Exhibit 1) and Finishing Stage Developed Data and IP Rights, individually or collectively, as the context may require.

         "Settlement Amount" means the amount set forth in Section 10 of this Agreement, plus interest thereon as provided in that Section.

2. Alliance Agreement and Surviving IP Rights. The Alliance Agreement is hereby terminated by mutual consent. The Alliance Agreement is not being terminated for cause, default, or for the convenience of any specific Party. All rights, obligations, and restrictions of the Parties under the Alliance Agreement shall be considered extinguished without further liability of either Party to the other. Notwithstanding the foregoing, however, Section 11.3 (regarding press announcements) of the Alliance Agreement shall survive and continue in effect in accordance with its terms until Financial Closing on the Wellsville Project and the provisions of Section 8.1 (limiting liability to exclude incidental, consequential, and punitive damages), Article 9 and
         Exhibit 1 ("Ownership of Data and Intellectual Property Rights"),
         Article 10 ("Confidential Information") and



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         Sections 11.1 (regarding Probex SEC filings) and 11.2 (regarding
         Bechtel SEC filings) shall survive and continue in effect in accordance with their terms, except as expressly amended as follows:

         (a) Probex and Probex's EPC Contractor shall have the right to use Bechtel Background Data and IP Rights, Developed Data, and Finishing Stage Developed Data and IP Rights in connection with the construction and operation of the Wellsville Project only until the earlier to occur of (i) Financial Closing on the Wellsville Project, or (ii) February 28, 2003, unless extended by mutual agreement of the Parties. Notwithstanding the foregoing, if and when Probex pays the Settlement Amount to Bechtel, the rights of Probex and Probex's EPC Contractor to use such Bechtel Background Data and IP Rights, Developed Data, and Finishing Stage Developed Data and IP Rights shall become perpetual and irrevocable, except as otherwise limited in this Agreement or the Other Joint Agreements.

         (b) Except as provided in the next sentence, Sections 1.3(b), 1.4(b), and 1.6(b) of Exhibit 1 are amended to provide that Probex hereby grants Bechtel a nonexclusive, irrevocable, royalty-free license to use Developed Data, without restriction, effective as of the date of this Agreement. Notwithstanding the foregoing, Bechtel shall not have the right to use such Developed Data with regard to plants that re-refine or re-process Used Oil or that manufacture or refine oil products from Used Oil until that date which is twenty
                  (20) years after the date of this Agreement.

         (c) Section 1.5(b)(ii) of Exhibit 1 is amended to provide that Probex has a nonexclusive, irrevocable, royalty-free right to use Finishing Stage Developed Data and IP Rights for any project that involves or relates to the re-refining or re-processing of Used Oil, or the manufacturing or refining of oil products from Used Oil, without restriction, effective as of the date of this Agreement; provided that Probex shall notify Bechtel if and when Probex or an Affiliate uses any Finishing Stage Developed Data other than in the following four areas:

                  (i) concept of operating without an absorber tower to recover traces of MP solvent from the overhead vapors of the solvent drying tower;

                  (ii) concept of operating with only one solvent surge tank;

                  (iii) design of the oil skimming system in the solvent surge tank;

                  (iv) use of unit feed as the recirculating liquid in the liquid ring vacuum pumps.

                  Section 1.5(b)(iii) of Exhibit 1 is amended to provide that Bechtel has a nonexclusive, irrevocable, royalty-free right to use Finishing Stage



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                  Developed Data and IP Rights, without restriction, effective as of the date of this Agreement; provided that, for any project that involves or relates to the re-refining or re-processing of Used Oil, or the manufacturing or refining of oil products from Used Oil, Bechtel shall only have the right to use the areas of Finishing Stage Developed Data set forth in (i) through (iv) above in this paragraph.

         (d)      Section 1.8 of Exhibit 1 is superseded in its entirety by
                  Section 6 of this Agreement.

         (e) Probex shall obtain from Probex's EPC Contractor, and from any other engineering firms and contractors that Probex provides with the Bechtel Background Data and IP Rights or Finishing Stage Developed Data and IP Rights and that now or hereafter are used by Probex or its Affiliates, and deliver to Bechtel
                  (i) a written confidentiality agreement prohibiting such entity from disclosing such Bechtel Background Data or Finishing Stage Developed Data to any entity that has not previously executed and delivered to Bechtel such a confidentiality agreement, except with Bechtel's prior consent, and (ii) a restrictive covenant precluding the use of any such Bechtel Background Data and IP Rights or Finishing Stage Developed Data and IP Rights for any purpose other than for a Probex project.

                  Bechtel shall obtain from any Bechtel subcontractors and from any other engineering firms and contractors that Bechtel provides with the Probex Background Data and IP Rights or Finishing Stage Developed Data and IP Rights and that now or hereafter are used by Bechtel or its Affiliates, and deliver to Probex (i) a written confidentiality agreement prohibiting such entity from disclosing such Probex Background Data or Finishing Stage Developed Data to any entity that has not previously executed and delivered to Probex such a confidentiality agreement, except with Probex's prior consent, and (ii) a restrictive covenant precluding the use of any such Probex Background Data and IP Rights or Finishing Stage Developed Data and IP Rights for any purpose other than for a Bechtel project.

         (f) The surviving provisions of the Alliance Agreement shall be amended as follows:

                  (i) The third paragraph of Article 9 is hereby amended to delete the words "and EPC Contracts" from the second and third lines thereof.

                  (ii) Section 1.2, Sub-section (b) of Exhibit 1 is hereby amended to delete the words "or Services under any EPC Contract" from the last line thereof.



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                  (iii) Section 1.3, Sub-section (b) of Exhibit 1 is hereby
                  amended to delete the words "under any EPC Contract" from the second and third lines thereof.

3. Other Joint Agreements Generally. Contemporaneously with the execution of this Agreement, the Parties have executed amendments to the Other Joint Agreements to further effectuate the purposes of this Agreement and implement the intent of the Parties. The Other Joint Agreements shall remain in full force and effect in accordance with their terms except as expressly amended by this Agreement or by duly executed written amendments thereto.

4. Assignment of Wellsville License Agreement. Bechtel hereby consents to Probex assigning its licensee interest in the Wellsville License Agreement to Probex Wellsville L.P., in whole and not in part, effective upon payment to Bechtel of $273,300.00, representing the portion of the royalty due under the Wellsville License Agreement that was previously deferred, not later than Financial Closing on the Wellsville Project. It is understood and agreed that subsequent to Financial Closing on the Wellsville Project, the rights granted under the Wellsville License Agreement are conditioned on the licensee complying with all the obligations therein, including the making of royalty payments as and when due and the establishment of a standby letter of credit as provided therein.

5. Continuing Services and Process Guarantee Agreements. The Parties agree to enter into a Continuing Services Agreement and a Process Guarantee Agreement for the Wellsville Project as contemplated in Subsections 2(c)(3) and 2(c)(4) of the Master License Agreement. The commercial terms and rates in the Continuing Services Agreement shall be similar to those that Bechtel offers to other licensees of the MP Refining(SM) Process.

6. FEL Delivery. Bechtel shall promptly deliver to Probex all volumes of the FEL books prepared by Bechtel under the TSAs and not yet delivered to Probex, in both hard copy and electronic form to the extent readily available without significant additional effort. The Parties acknowledge that Bechtel may have been unable to fully complete certain portions of the FEL books.

7. Professional Liability Under TSAs. Section 8.3 of each of the TSAs shall continue to apply to the FEL work, except that each Party hereby releases the other Party from liability arising from errors or omissions in FEL work to the extent that such work is deemed to be incomplete through no fault of the party alleged to have committed the errors or omissions.

8. Process License Package. Bechtel shall perform technical services necessary to update the Wellsville Project process license package for increased capacity based on the so-called "Dallas Heavy" feedstock. Such services shall be deemed to be performed under the Wellsville Finishing Unit TSA, and shall be performed at no additional charge to Probex on a reasonably prompt basis, but in no event later



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         than that date which is ninety (90) days after the date of execution of this Agreement.

9. Future Bechtel Services. Probex may request services under either TSA in accordance with their respective terms, but, except as set forth in this section and Section 8 (above), it is agreed that Bechtel shall not be obligated to perform any services under either TSA, unless and until the Settlement Amount has been paid. All services to be performed by Bechtel's Lube Oil Technology Group following delivery of the updated process license package referred to in Section 8 of this Agreement shall be performed under the Process Guaranty Agreement and Continuing Services Agreement referred to in Subsections 2(c)(3) and 2(c)(4) of the Master License Agreement.

10. Settlement Amount. Probex agrees to pay, and Bechtel agrees to accept, a total amount of $5,233,932.77, plus interest which shall accrue from May 1, 2002 until Financial Closing on the Wellsville Project at a rate of LIBOR plus four percent (LIBOR+4%), in full and final settlement and satisfaction of all invoices, monies and claims that Bechtel asserts are due and owing by Probex, in cash, not later than Financial Closing on the Wellsville Project. The Parties and the lenders shall agree on mutually satisfactory payment mechanisms prior to Financial Closing on the Wellsville Project.

11. Warrant Extension. Probex shall cause the expiration date for that certain warrant issued to Bechtel on July 27, 2000, for 200,000 shares of Probex stock to be extended from July 27, 2002, to December 31, 2004, and shall furnish Bechtel with appropriate documentation thereof.

12. Representatives. The designated representatives of the Parties for purposes of carrying out this Agreement shall be Dave McNiel for Probex and Amos Avidan for Bechtel, unless a Party designates a substitute representative.

13. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Texas without regard to principles of conflict of laws.

14. Successors and Assigns. This Agreement shall (a) be binding on each of the Parties hereto and their respective successor and assigns, and (b) inure to the benefit of the Parties and their respective successors and assigns.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart.

16. Dispute Resolution. To the extent that any dispute or claim arising out of or relating to this Agreement or the interpretation or application hereof or any arrangements relating hereto or contemplated herein or the breach, termination or



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         invalidity of this Agreement cannot be settled after good faith attempts at negotiation or invocation of an appropriate alternative dispute resolution mechanism, such dispute or claim shall be settled exclusively and finally by arbitration in accordance with the Commercial Arbitration Rules of the AAA. Each Party's obligations and rights under this Agreement shall be continuing and in full force during the term of the arbitration proceedings until an award stating the occurrence and timing of termination of this Agreement has been rendered.

         The arbitral tribunal shall consist of three (3) arbitrators. Each Party shall nominate, respectively, one arbitrator and such arbitrators shall nominate a third arbitrator who shall act as chairman. If the two Party appointed arbitrators fail to agree on a third arbitrator within fifteen (15) calendar days from the date a demand for arbitration is made hereunder, the AAA shall appoint the arbitrator. Should any of the arbitrators so appointed die, resign, or refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this Section 16 for the original appointment. The arbitrators shall be required to give a written decision including the reasons therefor.

         Each Party shall bear its own costs and share equally third party costs associated with any arbitration; provided, however, that the arbitrators may in their discretion require that the losing Party shall reimburse the winning Party for such expenses and costs, and for reasonable attorneys' fees.



EXECUTED as of the date set forth above.

PROBEX CORP.                                BECHTEL CORPORATION



By:    /s/ David McNiel                     By:    /s/ Amos Avidan
       --------------------------------            -----------------------------

Name:  David McNiel                         Name:  Amos Avidan
       --------------------------------            -----------------------------

Title: Sr. Vice President                   Title: PVP, Manager of Technology
       --------------------------------            -----------------------------



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